UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of Pangaea Logistics Solutions Ltd. and its wholly owned subsidiaries (the “Company” or “Pangaea”) and Renaissance Holdings LLC., (“Renaissance”), a wholly owned subsidiary of Strategic Shipping Inc. (“SSI”), to illustrate the proposed Merger of the Company and Renaissance. The unaudited pro forma condensed combined financial information gives effect to the Company’s acquisition of Renaissance based on the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

On September 23, 2024, the Company entered into an Agreement and Plan of Merger with SSI, Renaissance, and Merger Sub, a wholly-owned subsidiary of the Company, pursuant to which the Company agreed to acquire Renaissance from SSI through the merger of the Merger Sub with and into Renaissance, with Renaissance surviving the merger as a wholly-owned subsidiary of the Company. As a result of the Merger, the Company will acquire ownership of or assume bareboat charters-in with purchase options for 15 handy-size bulk vessels currently owned or chartered-in by SSI indirectly through Renaissance and its wholly owned subsidiaries (collectively, the “Acquisition Fleet”).

By virtue of the Merger and without any action by the parties to the Merger Agreement, all of the limited liability company interests of Renaissance outstanding immediately prior to the effective time of the Merger will be converted into the right of SSI to receive (i) Merger Shares of the Company to be determined prior to the Merger based on a net asset value to net asset value exchange ratio as set forth in the Merger Agreement and (ii) any amount SSI is entitled to in cash under Section 1.10 of the Merger Agreement as a result of certain adjustments to be made to the Merger Consideration at and following the Closing of the Merger.

Basis of Preparation and Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 gives effect to the Merger as if it had been consummated on September 30, 2024 (the “pro forma condensed combined balance sheet”), and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 give effect to the Merger as if it had been consummated on January 1, 2023 (the “pro forma condensed combined statement of operations”). The pro forma condensed combined balance sheet and the pro forma condensed combined income statements (together, the “pro forma condensed combined financial information”) are based upon, and derived from, the following:

(i)the unaudited interim condensed consolidated financial statements of Pangaea, which are available in Pangaea’s Form 10-Q for the nine months ended September 30, 2024, as furnished to the SEC on November 12, 2024 and which is incorporated by reference in this proxy statement,

(ii)the audited consolidated financial statements of Pangaea, which are available in Pangaea’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 14, 2024 and which is incorporated by reference in this proxy statement,

(iii)the unaudited condensed interim financial statements of Renaissance Holdings LLC Combined Group (“Renaissance Combined Group”, as defined below) for the nine months ended September 30, 2024 in accordance with International Financial Reporting Standards (“IFRS”) as issued by International Accounting Standards Board (the “IASB”), and

(iv)the audited combined financial statements of Combined Group for the financial year ended December 31, 2023 in accordance with IFRS”) as issued by IASB.

The combined financial statements of Renaissance Combined Group included the financial position and operating results of the legal entities holding the Acquisition Fleet combined with the financial position and operating results of Strategic Bulk Carriers (USA) LLC ("SSI Operator"). The principal purpose of the combined financial statements is to present the historical operations and performance of Renaissance’s dry bulk business. The combined financial statements are intended to provide users with relevant information about how the dry bulk business operated under its parent company and should encompass all pertinent activities, including the cost of running the business and corporate costs that were integral to the business during the period presented. The purpose of the combined financial statements is to present the combined financial position, financial performance, changes in equity, and cash flows of the Renaissance Combined Group as a single performance unit as at and for the periods presented.

The pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” Release No. 33-10786 replaced the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“transaction accounting adjustments”) and optionally to present the reasonably estimable synergies and other transaction effects (“management’s adjustments”), limiting management’s adjustments to those that are reasonably estimable and that have occurred or are reasonably expected to occur. We have elected not to present management’s adjustments and will only be presenting transaction accounting adjustments in the pro forma condensed combined financial information.

The pro forma condensed combined financial information is subject to the assumptions and adjustments described in the accompanying notes. The pro forma adjustments are based on available information and assumptions that Pangaea’s management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying pro forma condensed combined financial information.

As further discussed in Note 3. Accounting for the merger, below, the merger has been treated as an asset acquisition under the guidelines of Accounting Standard Codification (“ASC”) 805, Business Combinations, whereby all assets acquired and liabilities assumed are recorded at the cost of the acquisition, including transaction costs, on the basis of their relative fair values.

For purposes of the pro forma condensed combined financial information, while the exact number of Merger Shares will be determined prior to the Closing, based on relative valuations of Renaissance and the Company, the number of Merger Shares to be issued to SSI was estimated based on the Company’s equity as of September 30, 2024. Further, the fair values of Renaissance’s identifiable tangible assets acquired and liabilities assumed are based on a preliminary estimate of fair value. Certain current market-based assumptions were used that will be updated in the accounting for the merger upon its completion.

Pangaea’s management believes that the estimated number of Merger Shares, fair values utilized for the assets to be acquired and liabilities assumed for purposes of the pro forma condensed combined financial information, are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available and such changes could be material.

The combined financial statements of Renaissance Combined Group were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS. The consolidated financial statements of the Company were prepared in accordance with U.S. GAAP. The Company has performed a preliminary analysis and has not identified significant differences identified between IFRS and U.S. GAAP for the purposes of presenting the unaudited pro forma condensed combined financial statements.

In addition, the pro forma condensed combined financial information includes eliminations of the assets and liabilities of Strategic Bulk Carriers (USA) LLC ("SSI Operator") included in Renaissance Combined Group and that are not acquired by Pangaea. The remaining balances after the eliminations represent the assets and liabilities of Renaissance. The condensed combined financial statements of Renaissance Combined Group also reflect reclassifications to conform accounting presentation to the Company’s accounting presentation.

The pro forma condensed combined financial information is provided for illustrative and information purposes only and is not intended to represent or necessarily be indicative of the combined company’s results of operations or financial condition had the merger been completed on the dates indicated, nor do they purport to project our results of operations or financial condition for any future period or as of any future date. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, including but not limited to the final assessment of the determination of differences between IFRS and U.S. GAAP, and of the application of purchase price adjustments, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final accounting, expected to be completed after the closing of the business combination, will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position. The pro forma condensed combined financial information does not include any expected cost savings or operating synergies, which may be realized subsequent to the merger. Moreover, the pro forma adjustments represent best estimates based upon the information available to date and are preliminary and subject to change after more detailed information is obtained.

The pro forma condensed combined financial information should be read in conjunction with the accompanying notes as well as the above-referenced historical consolidated financial statements of both the Company and Renaissance Combined Group.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2024

	Historical
	U.S. GAAP (Pangaea)	IFRS (Renaissance Combined Group)	Eliminations		Reclassifications		Renaissance (Assets acquired)	Transaction Accounting Adjustments		Pro Forma Combined - U.S. GAAP
ASSETS
Current assets:
Cash and cash equivalents
	$93,119,521	$47,498	$(47,498)	(3)			$—	$(9,363,689)		$87,635,980
								3,880,148
Accounts receivable	44,157,144	4,280,157	(4,280,157)	(3)			—			44,157,144
Inventories	26,742,783	8,472,870	—				8,472,870	(2,453,283)	(1)	32,762,370
Advance hire, prepaid expenses and other current assets	32,219,650	439,558	(439,558)	(3)			—	(920,602)	(1)	31,299,048
Total current assets	196,239,098	13,240,083	(4,767,213)		—		8,472,870	(8,857,426)		195,854,542

Fixed assets, net	514,581,091	204,671,809	—				204,671,809	36,272,196	(1)	755,525,096
Right of use asset	29,134,488	—	—				—	—		29,134,488
Goodwill	3,104,800	—	—				—	—		3,104,800
Other non-current assets	6,107,198	—	—				—	—		6,107,198
Total assets	$749,166,675	$217,911,892	$(4,767,213)		$—		$213,144,679	$27,414,770		$989,726,124

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$47,778,007	$102,327,281	$(102,327,281)	(3)			$—	$—		$47,778,007
Deferred revenue	16,080,451	2,438,736	(2,438,736)	(3)			—	3,880,148	(2)	19,960,599
Borrowings	—	17,123,564			(17,123,564)	(4)	—	—		—

	Historical
	U.S. GAAP (Pangaea)	IFRS (Renaissance Combined Group)	Eliminations		Reclassifications		Renaissance (Assets acquired)	Transaction Accounting Adjustments		Pro Forma Combined - U.S. GAAP
Current portion long-term debt	16,536,650	—			9,094,080	(4)	9,094,080	—		25,630,730
Current portion of lease liabilities	14,238,935	—			8,080,382	(4)	8,080,382	—		22,319,317
Dividend payable	1,279,494	—	—				—	—		1,279,494
Other financial liabilities	—	181,528	(181,528)	(3)			—	—		—
Total current liabilities	95,913,537	122,071,109	(104,947,545)		50,898		17,174,462	3,880,148		116,968,147
Borrowings	—	91,962,332			(91,962,332)	(4)	—	—		—
Secured long-term debt, net	117,014,342	—			28,560,060	(4)	28,560,060	—		145,574,402
Lease liabilities, net	141,066,827	—			63,351,374	(4)	63,351,374	—		204,418,201
Long-term liabilities - other	16,357,366	—	—				—	—		16,357,366
Total liabilities	370,352,072	214,033,441	(104,947,545)		—		109,085,896	3,880,148		483,318,116

Commitments and contingencies

Stockholders' equity:
Preferred stock
Common stock	4,692	—	—				—	1,765	(1)	6,457
Additional paid-in-capital	167,167,687	—	—				—	127,591,640	(1)	294,759,327
Retained earnings	165,417,353	—	—				—	—		165,417,353
Combined Group equity	—	3,878,451	100,180,332				104,058,783	(104,058,783)	(1)	—
Non-controlling interests	46,224,871	—	—				—	—		46,224,871
Total stockholders’ equity	378,814,603	3,878,451	100,180,332		—		104,058,783	23,534,622		506,408,008
Total liabilities and stockholders’ equity	$749,166,675	$217,911,892	$(4,767,213)		$—		$213,144,679	$27,414,770		$989,726,124

Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2024
The accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2024 are as follows:

(1)Reflects the issuance of 17,647,774 common stock shares of Pangaea to the SSI at the fair value of $127.6 million (based on the Pangaea's market price of $7.23 per share), the payment of the Closing Adjustment allocated to the acquired assets of $8.8 million and the estimated transaction costs of $2 million (net of the deferred transaction costs of $1 million incurred by Pangaea through September 30, 2024), the allocation of the total costs, and the elimination of the historical equity balance of Renaissance.

The Closing Adjustment allocated to the acquired assets is estimated based on the terms of the Merger Agreement, and primarily includes the carrying value of the bunker inventories and unused lubricants at the closing date and excludes the estimated profit for the voyages in progress (see Note 2). The Closing Adjustment is assumed to be settled in cash. The total allocated costs of $247.4 million are allocated to the bunker inventories and vessels based on their relative fair values estimated at $6.8 million and $271.5 million, respectively. The total allocated costs consist of the total consideration transferred of $137.9 million and the fair value of the liabilities assumed of $109.1 million. Pangaea’s long-term bank loans and finance leases bear interest at variable interest rates and fixed rates that are materially close to Pangaea's borrowing rates at September 30, 2024. As such, the fair value of the long-term loans and finance leases approximates the outstanding balances at September 30, 2024. The unamortized deferred financing costs associated with long-term debt were not material at September 30, 2024.

(2)Reflects the reduction in purchase consideration related to the estimated profit for the voyages in progress at the closing date of $3.8 million.

(3)Reflects the eliminations of the assets and liabilities of Strategic Bulk Carriers (USA) LLC ("SSI Operator") included in Renaissance Combined Group and that are not acquired by Pangaea.

(4)Reflects the reclassification of Renaissance's borrowings under IFRS to long-term debt and finance lease liabilities to conform to the presentation of these items by Pangaea under US GAAP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

	Historical
	U.S. GAAP (Pangaea)	IFRS (Renaissance Combined Group)	Reclassifications		Renaissance (Assets acquired)	Transaction Accounting Adjustments		Pro Forma Combined - U.S. GAAP
Revenues:
Revenue	$–	$71,090,211	$(71,090,211)	(2)	$–			$–
Commissions expenses	–	(3,192,883)	3,192,883	(2)	–			–
Voyage revenue	356,506,043	–	39,245,577	(2)	39,245,577			395,751,620
Charter revenue	23,738,200	–	29,178,751	(2)	29,178,751			52,916,951
Terminal & Stevedore Revenue	9,117,226	–	–		–			9,117,226
Total revenues	389,361,469	67,897,328	527,000		68,424,328	—		457,785,797

Expenses:
Voyage expense	169,805,168	21,912,329	527,000	(2)	22,439,329			192,244,497
Charter hire expense	96,339,176	—			—			96,339,176
Vessel operating expense	41,289,813	25,600,932			25,600,932			66,890,745
Terminal & Stevedore Expenses	7,324,959	—			—			7,324,959
General and administrative	18,349,556	4,560,011			4,560,011			22,909,567
Depreciation and amortization	22,609,231	11,200,258			11,200,258	(3,716,863)	(1)	30,092,626
Total expenses	355,717,903	63,273,530	527,000		63,800,530	(3,716,863)		415,801,570

Income from operations	33,643,566	4,623,798	—		4,623,798	3,716,863		41,984,227

Other income (expense):
Interest expense	(12,365,614)	(5,464,192)			(5,464,192)			(17,829,806)
Interest income	2,434,325	—			—			2,434,325
Income (loss) attributable to Non-controlling interest recorded as long-term liability interest expense	(420,826)	—			—			(420,826)
Unrealized (loss) gain on derivative instruments, net	(1,804,388)	—			—			(1,804,388)
Other income	1,229,193	1,987,160			1,987,160			3,216,353
Total other income (expense), net	(10,927,310)	(3,477,032)	—		(3,477,032)	—		(14,404,342)

Net income	22,716,256	1,146,766	—		1,146,766	3,716,863		27,579,885

Other comprehensive income:
Movement in hedging reserve	—	(184,305)			(184,305)			(184,305)

Income attributable to non-controlling interests	(2,248,265)	—			—			(2,248,265)

Net comprehensive income to shareholders	$20,467,991	$962,461	$—		$962,461	$3,716,863		$25,147,315

	Historical
	U.S. GAAP (Pangaea)	IFRS (Renaissance Combined Group)	Reclassifications	Renaissance (Assets acquired)	Transaction Accounting Adjustments	Pro Forma Combined - U.S. GAAP
Weighted average shares used to compute earnings per Pangea common stock - basic	45,257,462					62,905,236
Weighted average shares used to compute earnings per Pangea common stock - diluted	45,947,548					$63,595,322
Basic earning per share, Pangea common stock	$0.45					$0.40
Diluted earning per share, Pangea common stock	$0.45					$0.40
Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2024
The accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 are as follows:
(1)Reflects the reduction in the depreciation expense of approximately $3.7 million, primarily due to the longer remaining useful lives assigned to the vessels by the Company (based on a 30 year useful life for new vessels), as compared to the useful lives applied by Renaissance (based on a 25 year useful life for new vessels).
(2)Reflects the reclassification of the revenue and commission expense of Renaissance under IFRS to conform to the presentation of these items by Pangaea under US GAAP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023

	Historical
	U.S. GAAP (Pangaea)	IFRS (Renaissance Combined Group)	Reclassifications		Renaissance (Assets acquired)	Transaction Accounting Adjustments		Pro Forma Combined - U.S. GAAP
Revenues:
Revenue	$—	$83,412,741	$(83,412,741)	(3)	$—			$—
Commissions expenses	—	(3,543,446)	3,543,446	(3)	—			—
Voyage revenue	468,580,914	—	49,728,476	(3)	49,728,476	—		518,309,390
Charter revenue	23,715,895	—	30,556,287	(3)	30,556,287			54,272,182
Terminal & Stevedore Revenue	6,971,025	—	—		—			6,971,025
Total revenues	499,267,834	79,869,295	415,468		80,284,763	—		579,552,597

Expenses:
Voyage expense	227,434,670	29,173,562	415,468	(3)	29,589,030	(2,453,283)	(2)	254,570,417
Charter hire expense	111,033,537	—			—			111,033,537
Terminal & Stevedore Expenses	5,809,025	—			—			5,809,025
Vessel operating expenses	55,783,562	29,653,895			29,653,895			85,437,457
General and administrative	22,780,937	5,065,793			5,065,793			27,846,730
Depreciation and amortization	30,070,395	12,508,427			12,508,427	(2,503,155)	(1)	40,075,667
Loss on sale of vessel	1,738,511	—			—			1,738,511
Total expenses	454,650,637	76,401,677	415,468		76,817,145	(4,956,438)		526,511,344

Income from operations	44,617,197	3,467,618	—		3,467,618	4,956,438		53,041,253

Other income (expense):
Interest expense	(17,025,547)	(7,919,588)			(7,919,588)			(24,945,135)
Interest income	3,572,134	—			—			3,572,134
Income (loss) attributable to Non-controlling interest recorded as long-term liability interest expense	(462,150)	—			—			(462,150)
Unrealized (loss) gain on derivative instruments, net	(2,925,347)	—			—			(2,925,347)
Other income	761,485	1,540,825			1,540,825			2,302,310
Total other income (expense), net	(16,079,425)	(6,378,763)	—		(6,378,763)	—		(22,458,188)

Net income	28,537,772	(2,911,145)	—		(2,911,145)	4,956,438		30,583,065

Other comprehensive income:
Movement in hedging reserve		(3,801)			(3,801)			(3,801)

Income attributable to non-controlling interests	(2,214,472)	—			—			(2,214,472)

Net income attributable to Pangaea Logistics Solutions Ltd.	$26,323,300	$(2,911,145)	$—		$(2,911,145)	$4,956,438		$28,368,593

	Historical
	U.S. GAAP (Pangaea)	IFRS (Renaissance Combined Group)	Reclassifications	Renaissance (Assets acquired)	Transaction Accounting Adjustments	Pro Forma Combined - U.S. GAAP
Weighted average shares used to compute earnings per Pangea common stock - basic	44,773,899					62,421,673
Weighted average shares used to compute earnings per Pangea common stock - diluted	45,475,453					63,123,227
Basic earning per share, Pangea common stock	$0.59					$0.45
Diluted earning per share, Pangea common stock	$0.58					$0.45
Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2023
The accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 are as follows:
(1)Reflects the reduction in the depreciation expense of approximately $2.5 million, primarily due to the longer remaining useful lives assigned to the vessels by the Company (based on a 30 year useful life for new vessels), as compared to the useful lives applied by Renaissance (based on a 25 year useful life for new vessels).
(2)Reflects the adjustment to the bunker costs to amortize the fair value step down of $2.5 million related to the bunker inventories.
(3)Reflects the reclassification of the revenue and commission expense of Renaissance under IFRS to conform to the presentation of these items by Pangaea under US GAAP.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Description of the Merger

On September 23, 2024, the Company entered into an Agreement and Plan of Merger with SSI, Renaissance, and Merger Sub, a wholly-owned subsidiary of the Company, pursuant to which the Company agreed to acquire Renaissance from SSI through the merger of the Merger Sub with and into Renaissance, with Renaissance surviving the merger as a wholly-owned subsidiary of the Company. As a result of the Merger, the Company will acquire ownership of or assume bareboat charters-in with purchase options for 15 handy-size bulk vessels currently owned or chartered-in by SSI indirectly through Renaissance and its wholly owned subsidiaries (collectively, the “Acquisition Fleet”).

By virtue of the Merger and without any action by the parties to the Merger Agreement, all of the limited liability company interests of Renaissance outstanding immediately prior to the effective time of the Merger will be converted into the right of SSI to receive (i) Merger Shares of the Company to be determined prior to the Merger based on a net asset value to net asset value exchange ratio as set forth in the Merger Agreement and (ii) any amount SSI is entitled to in cash under Section 1.10 of the Merger Agreement as a result of certain adjustments to be made to the Merger Consideration at and following the Closing of the Merger.

In addition to the Merger Agreement, the Company will enter into (i) an Investor and Registration Rights Agreement with SSI, which will grant SSI certain registration, board representation and other rights at the Closing, and (ii) certain technical management agreements with the current technical manager of the Acquisition Fleet at the Closing, which will provide for the technical management of the Acquisition Fleet following the Closing.

Under the terms of the Investor and Registration Rights Agreement to be entered into with the Seller at the Closing Date, Section 3.1 Appointment and Nomination of Directors, for so long as the Investor has Beneficial Ownership of at least twenty percent (20%) of the issued and outstanding Common Shares, the Investor shall have the right to designate up to two (2) members of the Board of Directors (each an “Investor Designee” and collectively the “Investors Designees”) and for so long as the Investor has Beneficial Ownership of at least ten percent (10%) but less than twenty percent (20%) of the issued and outstanding Common Shares, the Investor shall have the right to designate one (1) Investor Designee. Further, immediately following the appointment of the Investor Designees upon the closing of the Merger, the Board of Directors shall consist of nine (9) members, inclusive of the Investor Designees.

The number of Merger Shares issued as Merger Consideration shall be determined by reference to the following ratio: the Renaissance Adjustment NAV, divided by the Transaction Value Per Share. For purposes of the foregoing:

(i)“Renaissance Adjusted NAV” means the aggregate net asset value (“NAV”) of the Acquisition Fleet, minus to the extent not taken into account in the calculation of the NAV of the Acquisition Fleet, the aggregate indebtedness and other liabilities of Renaissance and its subsidiaries as of the Closing, calculated in accordance with the accounting principles set forth in the Merger Agreement;

(ii)“Transaction Value Per Share” means an amount equal to the Company Adjusted NAV, divided by the aggregate number of shares of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger (which includes all unvested common shares awarded pursuant to the Company’s equity incentive plan prior to the effective time of the Merger, but excludes any common shares otherwise reserved for issuance under the Company’s equity incentive plan; and

(iii)“Company Adjusted NAV” means an amount equal to the stockholders’ equity of the Company as of a date mutually agreed upon by the Company and the SSI, calculated in accordance with the accounting principles set forth in the Merger Agreement. For purposes of calculating the Company Adjusted NAV: (a) the Company Adjusted NAV shall be reduced by the aggregate amount of any dividend paid by the Company between the date of the Company’s last quarterly financial statement date and the Closing (to the extent not already taken into account in the calculation of the Company NAV); (b) the portion of the Company’s stockholders’ equity that represents the value of the owned and chartered-in vessels of the Company shall be substituted for the aggregate NAV of those vessels; and (c) to the extent a subsidiary of the Company is not directly or indirectly wholly-owned by the Company, the portion of the Company Adjusted NAV ascribed to such subsidiary shall be prorated to only reflect the Company’s percentage ownership interest.

Pursuant to the Merger Agreement, there will be two adjustments to the Merger Consideration in order to among other things (i) allocate to the SSI and the Company the net voyage revenues and expenses of any voyages in progress, and (ii) to compensate the SSI for bunkers, unused lubes and certain prepayments of principal and interest, and (iii) to adjust for any changes to the working capital and indebtedness of the parties at Closing. The first adjustment will be made at the Closing based on estimated figures, and any payments due as a result of the adjustment will be settled in cash (the “Closing Adjustment”). The second adjustment will take place after the six-month anniversary of the Closing, or, solely with respect to accounts receivable, at the Company’s election after the 12-month anniversary (the “Second Adjustment”). Any payment due as a result of the Second Adjustment shall be settled in cash; provided that if such amounts paid and/or payable to SSI exceed $5,000,000, any payment in excess of such amount may at the Company’s sole election be settled in cash, shares of common stock, or a combination of the foregoing. If the Company elects to pay the SSI in shares of common stock pursuant to the foregoing, and the Company declared any dividend on shares of its common stock between the Closing and the date of such payment to the SSI, then the Company will include the amount of any such dividend that would have otherwise been payable with respect to the shares of common stock issued to the SSI as part of such payment.

2.	Accounting policies
During the preparation of the pro forma condensed combined financial statements, management of the Company performed a preliminary review and comparison of the Company’s accounting policies with those of Renaissance. The combined financial statements of Renaissance Combined Group were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS. The consolidated financial statements of the Company were prepared in accordance with U.S. GAAP. The Company has performed a preliminary analysis and has not identified significant differences identified between IFRS and U.S. GAAP for the purposes of presenting the unaudited pro forma condensed combined financial statements.
In addition, the pro forma condensed combined financial information includes eliminations of the assets and liabilities of Strategic Bulk Carriers (USA) LLC ("SSI Operator") included in Renaissance Combined Group and that are not acquired by Pangaea. The remaining balances after the eliminations represent the assets and liabilities of Renaissance.
The condensed combined financial statements of Renaissance Combined Group also reflect reclassifications to conform accounting presentation to the Company’s accounting presentation.

3.	Accounting for the merger
Following the guidelines of ASC 805, the Merger was determined not to meet the requirements of a business combination. As of September 30, 2024, approximately 98% of the estimated fair value of Renaissance’s total assets acquired, were comprised of similar vessels with similar risk characteristics and inventories on board these vessels. As a result, the Merger is expected to be accounted for as an acquisition of Renaissance by Pangaea under the asset acquisition method of accounting in accordance with U.S. GAAP, which values the acquired assets and liabilities at the cost of the acquisition, including transaction costs, on the basis of their relative fair values. Pangaea is treated as the acquirer for accounting purposes.
The following represents the preliminary estimate of the merger consideration as of September 30, 2024:

Pangaea common stock shares issued in Merger to SSI	17,647,774	(a)
Fair value of Pangaea common stock	$7.23	(b)

Fair value of Merger Consideration	$127,593,406
Closing Adjustment allocated to purchase assets	8,334,291	(c)
Estimated direct transaction costs of Pangaea	1,950,000

Total estimated consideration transferred	$137,877,697

(a)	In exchange for the conversion of all of Renaissance issued and outstanding limited liability company interests, the SSI shall have the right to receive: (i) the Merger Consideration (described in this note a) and (ii) any amount the SSI are entitled to under Section 1.10 of the Merger Agreement as a result of certain adjustments to be made to the Merger Consideration at and following the Closing (described in note c below). The number of Merger Shares issued as Merger Consideration was estimated based on the Renaissance Adjusted NAV of $162.4 million divided by the quotient of the Company Adjusted NAV of $431.5 million divided by the number of the Company’s outstanding shares at September 30, 2024 of 46,902,091 shares.

(b)	The fair value of the Pangaea common stock is based on the closing price per share on September 30, 2024.

(c)	The Closing Adjustment is estimated based on the terms of the Merger Agreement and includes primarily the carrying value of the bunker inventories and unused lubricants at the closing date, and is reduced by the estimated profit from the voyages in progress at the Closing date. The Closing Adjustment is assumed to be settled in cash. The Closing Adjustment allocated to the purchased assets excludes the estimated profit from the voyages in progress at the Closing date and to be completed post-closing. This estimated profit totaling $3.9 million was recorded as deferred revenue.
For purposes of the pro forma condensed combined financial information, the fair value of Renaissance’s identifiable assets acquired, and liabilities assumed are based on a preliminary estimate of fair value as of September 30, 2024 (the most recent practicable date used for preparation of the pro forma condensed combined financial information) and such fair value estimate is in excess of the consideration amount. Pangaea’s management has reassessed whether all of the assets acquired, and all of the liabilities assumed were properly identified and determined that such fair value estimate remains in excess of the consideration amount. As the merger is accounted for as an asset acquisition, such excess of the fair value of net asset value acquired over consideration transferred is allocated on a relative fair value basis to all qualifying assets, which include the vessels and inventory acquired. The calculation of such excess of the fair value of net asset value acquired over consideration transferred will ultimately be based on the closing date share price of the Pangaea common stock, which could materially change the amount of the excess of the net asset value acquired over consideration transferred.
For purposes of the pro forma condensed combined financial information, the closing price of Pangaea common stock on September 30, 2024 of $7.23 has been used. The amount of net assets acquired compared to the cost of consideration resulted in an excess value of $31,319,386 that, as discussed above, was allocated to qualifying assets on a relative fair value basis. The following table provides sensitivities to changes in the merger consideration due to changes in the share price of Pangaea common stock on the closing date.

	Pangaea price share	Total consideration transferred	Fair value of net asset value acquired minus estimated consideration transferred
Pro forma base case scenario	$7.23	$137,877,696	$31,319,386
Increase of 20%	$8.68	$163,396,377	$5,800,705
Decrease of 20%	$5.78	$112,359,015	$56,838,067